Exhibit 10.92

August 24, 2004

Ms. Lynn Moran

28558 N 95th Place

Scottsdale, AZ  58262-3601

Dear Lynn:

I am pleased to offer you the position of Executive Vice President of Sales of Russ Berrie and Company, Inc. (the “Company”) effective September 27, 2004.  This position is one of corporate officer of the Company and is included in the Company’s executive committee.

Your employment with the Company will include the following:

1.               COMPENSATION.  Your base salary will be at an annual rate of $325,000.  Your 2005 bonus program, and eligibility therefor, is set forth on Exhibit A attached hereto and incorporated herein.  Payment of the bonus (or portion thereof) is predicated upon meeting both objective and subjective performance standards established for the applicable year.  The bonus is generally paid in February of the year following the applicable year.  In order to receive the bonus payment (or any portion thereof), you must be actively employed by the Company at the time of the bonus payment. For each of the years 2005 and 2006, $65,000 of your bonus is guaranteed to be paid.  Furthermore, during each of years 2005 and 2006, the $65,000 guaranteed portion of your bonus will be paid in 4 equal installments as soon as reasonably practicable after the end of each of the Company’s fiscal quarters.

2.               GROUP HEALTH AND DISABILITY.  After 90 days of continuous employment, you will be eligible to participate in:

a.               The Company’s contributory Group Health Plan.

b.              The Company’s non-contributory Life Insurance Plan in the amount equal to the lesser of (i) one times your base salary, or (ii) $200,000, in accordance with the terms of the Plan.

c.               The Company’s non-contributory Long Term Disability plan.

3.               DENTAL.  After twelve months of continuous employment, you will be eligible to participate in the Company’s contributory Dental Insurance Plan.

4.               STOCK OPTIONS.  After 3 months of continuous employment, you will be granted 50,000 stock options.  These options will vest ratably over a period of 5 years.  These options will be granted under and pursuant to the Company’s 2004 Stock Option, Restricted and Non-Restricted Stock Plan.  Such options will be Non-Qualified Stock Options.  Possible future grants of stock options shall be at the sole discretion of the Compensation Committee of the Board of Directors of the Company.

5.               401(k).  After 6 months of continuous employment, you will be eligible to participate in the Company’s 401(k) plan based on its current provisions.  Under the current plan terms, the Company matches a portion of your contribution to your 401(k) account.  The Company’s contribution vests over a period of 4 years of employment.

6.               VACATION.  You will be eligible for three weeks vacation per year.

7.               HOLIDAY/SICK.  You will be eligible for paid holidays and sick time in accordance with Company policy.

8.               COMPANY CAR.  You will receive an allowance of $1,000 per month to cover the cost of an automobile, automobile insurance, automobile maintenance and repair, gasoline and any and all other costs and expenses relating to such automobile.

9.               SEVERANCE.  In the event that you are terminated from the Company for reason other than cause or other than your own voluntary resignation or for reasons other than cause, you will be eligible to receive severance in accordance with the Company’s severance policy for Domestic Vice Presidents (and above), a copy of which is attached hereto as Exhibit B.

10.         RELOCATION.  Pursuant to the Company’s policy, the movement of your household good will be paid as a direct expense of the Company to the applicable vendor.  Three estimates are required.  In addition, the Company will reimburse you for documented expenses up to $27,500 relating to your relocation.

The Company reserves the right to change or modify these programs.  In addition, employment with the Company is considered “at-will” and does not represent a specific guarantee.

Lynn, I want to welcome you to the Company and wish you much success in your new position.

Very truly yours,

/s/ ANDREW R. GATTO
Andrew R. Gatto
President and Chief Executive Officer

ACCEPTED AND AGREED:

/s/ LYNN MORAN
Lynn Moran

Date:	AUGUST 27, 2004

EXHIBIT A

LYNN MORAN’S INCENTIVE COMPENSATION PROGRAM

(effective January 1, 2005)

Incentive Compensation:    up to 50% of Base Salary

2005 CORPORATE OBJECTIVES:

To Be Determined	Value: 50% of bonus

2005 INDIVIDUAL OBJECTIVES:

To Be Determined	Value: 30% of bonus

2005 INDIVIDUAL INITIATIVES:

To Be Determined	Value: 20% of bonus